EXHIBIT 10(h)

OXFORD INDUSTRIES, INC. 1992 STOCK OPTION PLAN

                                I.
                             PURPOSE

The purpose of the Oxford Industries, Inc. 1992 Stock Option Plan
(the "Plan") is to advance the interest of Oxford Industries, Inc. (the "Company") and its stockholders by providing the opportunity for key employees to purchase shares of the Company's common stock through the exercise of stock options and to benefit from the Company's future growth.

                                 II.
                        EFFECTIVE DATE OF PLAN

The effective date of this Plan shall be the date it is adopted by the Board of Directors, provided that the shareholders of the Company shall approve this Plan after the date of its adoption in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, to the extent this Plan provides for the issuance of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), the shareholders of the Company shall approve those portions of this Plan related to the granting of Incentive Stock Options within 12 months after the date of adoption. If any options are granted under this Plan before the date of such shareholder approval, such options automatically shall be granted subject to such approval.


                                   III.
                         ADMINISTRATION OF THE PLAN

This Plan shall be administered by a Stock Option and Compensation Committee (the "Committee") of not less than two (2) Directors to be appointed by the Board of Directors. Each member of the Committee shall at all times be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret the Plan and (subject to Rule 16b-3 under the Exchange Act) to take such other action (except to the extent the right to take such action is expressly exclusively reserved for the Board of Directors or the Company's shareholders) in the administration or operation of this Plan as the Committee deems equitable under the circumstances. The interpretation of any provision of this Plan by the Committee and any action taken by the Committee under this Plan or with respect to any option granted hereunder shall be final and binding on all persons. No Committee member shall be personally liable for any interpretation or action made or taken in good faith under this Plan or with respect to any option granted hereunder and, to the extent permitted by law, each member shall be indemnified by the Company against any liability and expenses arising from such interpretation or action.

                                   IV.
                              ELIGIBILITY

The persons eligible to participate in this Plan as recipients of stock options shall be only those employees that Committee in its discretion determines to be key employees of the Company or any of the Company's subsidiary corporations ("Subsidiary Corporations"), as defined in Section 424(f) of the Code. Directors of the Company who are otherwise employed by the Company are eligible employees.

                              V.
                       GRANT OF OPTIONS

The Committee in its discretion may from time to time grant options to purchase shares of stock to any eligible employees and determine the number of shares which may be subject to each such option. Further, the Committee in its discretion shall have the right to grant new options under this Section V in exchange for the surrender of outstanding options which have a higher or lower option price, as well as the right to grant "reload" options to replace shares that may have been surrendered or withheld in connection with the exercise of an option (whether the option exercised was granted under this Plan or any other stock option plan of the Company). Each option granted pursuant to this Plan shall be expressed in a written agreement between the eligible employee and the Company incorporating such terms and conditions as may be determined by the Committee in its discretion at the time of grant, subject to the terms, conditions and limitations set forth in this Plan. Options granted pursuant to this Plan may be either Incentive Stock Options or options which do not qualify as Incentive Stock Options, as determined by the Committee in its discretion at the date of grant of each option and specified in the written agreement granting such option. If the Committee grants an Incentive Stock Option and an option which does not qualify as an Incentive Stock Option to an eligible employee on the same date, the right of the eligible employee to exercise one such option shall not be conditioned on his failure to exercise the other such option.


                               VI.
                          OPTION SHARES

There shall be an aggregate number of $500,000 shares of $1.00 par value common stock of the Company which may be subject to options granted pursuant to this Plan. The shares may be either authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of the Company. In the event any shares are subject to options which terminate for any reason without being exercised (including, without limitation, the cancellation, expiration or exchange of such options), such shares shall again become available for issuance pursuant to options hereunder until the termination of the Plan as provided in Section XI hereof.


                              VII.
                         OPTION PRICE

The purchase price for each share of stock with respect to which an option is granted pursuant to this Plan (the "option price") shall be determined by the Committee but the option price for each share of stock subject to an Incentive Stock Option shall in no event be less than one hundred (100%) percent of the fair market value of the stock at the time such option is granted. The option price for each share of stock which is not subject to an Incentive Stock Option may (in the absolute discretion of the Committee) be more or less than or equal to the fair market value of a share of stock on the date such option is granted; provided, however, that in no event shall the option price be less than adequate consideration as determined by the Committee. For purposes of this Section VII, the fair market value of a share of stock shall mean the mean between the high and the low sales prices on any date for a share of stock as reported by the Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or (b) if the stock is not traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or (c) if the Wall Street Journal does not report such closing price, such closing price, as reported by a newspaper or trade journal selected by the Committee or (d) if no such closing price is available on such date, such closing price as so reported or so quoted in accordance with section (a) above for the immediately preceding business day or, (e) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation methods that a share of stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Such option price shall be payable according to the payment method specified by the Committee in each option. The payment methods available for selection by the Committee are cash (including by delivery of a personal check) only, surrendering common stock of the company or, to the extent allowed by the Committee in its discretion, electing that the Company withhold shares of stock (that otherwise would be transferred to the eligible employee as a result of the exercise of such option), any combination of cash and common stock of the Company or such other method as determined by the Committee. To the extent that the eligible employee elects to pay the option price with shares of common stock, such stock shall be valued at fair market value as of the day such shares are surrendered as payment or treated by the Committee as withheld from the exercise of the Option. Any election to withhold shares otherwise transferable upon exercise in payment of the option price, and any such withholding, shall be in accordance with the provisions of Rule 16b-3 under the Exchange Act.


                             VIII.
                       TERMS OF OPTIONS

The period during which an option granted under this Plan can be exercised shall commence on the last day of the six (6) month period which begins on the date of grant of the option and continue until such option expires by its terms. No option granted under this Plan shall be exercisable by its terms after the earlier of (a) the date the option is exercised in full, (b) the termination for any reason of such option (including, without limitation, the cancellation, expiration or exchange of such option), (c) the expiration of ten
(10) years from the date such option is granted, or (d) the expiration of three(3) months from the date the employee first ceases to be an employee of the Company or any of its Subsidiary Corporations for any reason, except as otherwise provided in the terms of the option in accordance with the provisions of this Section VIII relating to death or permanent disability.


Any option granted under this Plan may, but shall not be required to , provide either or both of the following:

(a)	in the event the eligible employee dies prior to the
expiration of the option, the option may be exercised in whole or in part by the person or persons to whom such right passes by will or inheritance or by the executor or administrator of the eligible employee's estate at any such time or within such time as the Committee may specify in the terms of the option; or

(b)	in the event the eligible employee first ceases employment
with the Company or any of its Subsidiary Corporations because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) prior to expiration of the option, the option may be exercised by such disabled eligible employee in whole or in part at such time or within such time as the Committee may specify in the terms of the option, but in no event later than the expiration of one (1) year from the date the eligible employee ceases such employment by reason of such disability;

provided, however, that in neither such event shall the option be exercisable after the expiration of ten (10) years from the date such option is granted.

                                  IX.
                          NON-TRANSFERABILITY

Each option granted pursuant to this Plan by its terms shall not be transferable by the eligible employee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the eligible employee's lifetime, only by him.

                                   X.
                       INCENTIVE STOCK OPTION LIMITATIONS

No Incentive Stock Option shall be granted to an eligible employee who, immediately before the option is granted, owns stock (taking into consideration the attribution rules of Section 424(d) of the
Code)possessing greater than ten (10%) percent of the total combined voting power of all classes of stock of the Company or of its Subsidiary Corporations, unless:

(a)	the option price is at least one hundred ten (110%) of
the fair market value of the stock subject to the option at the date of grant; and

(b)	the option by its terms is not exercisable after the
expiration of five (5) years from the date the option is granted.

To the extent the aggregate fair market value (as determined as of the date the Incentive Stock Option is granted) of the stock with respect to which Incentive
Stock Options granted after December 31, 1986 first become exercisable by an eligible employee in any calendar year beginning after such date pursuant to this Plan or any other plans of the Company or a Subsidiary Corporation which satisfy the requirements of Section 422 of the Code exceeds $100,000, such options shall not be treated as Incentive Stock
Options. The Committee shall interpret and administer the $100,000 limitation set forth in this paragraph in accordance with Section 422(d) of the Code.


                               XI.
                         TERM OF THE PLAN

No option shall be granted under this Plan on or after the earlier of July 13, 2002, in which event this Plan shall thereafter continue in effect until all outstanding options have been exercised in full or are no longer exercisable, or the date on which all the stock reserved under Section VI of this Plan has (as a result of exercise of options under this Plan) been issued or is no longer available for use under this Plan, in which event this Plan shall also terminate on such date.

                                   XII.
                       TERMINATION OF EMPLOYMENT

The employment of any eligible employee shall not be deemed to have terminated if he is transferred to and becomes an employee of a Subsidiary Corporation, or if he is an employee of such a Subsidiary Corporation and is transferred to or becomes an employee of the Company or of another Subsidiary Corporation.

                                   XIII.
                  ADJUSTMENT FOR CHANGES AFFECTING COMMON STOCK

The Committee in its discretion, to prevent dilution or enlargement of the rights represented by options, may make appropriate adjustments to the number and kind of shares available for issuance pursuant to options to be granted under this Plan, and to the number, kind and option prices of shares subject to outstanding options under this Plan, to give equitable effect to any reorganization, recapitalization, exchange of shares, stock split, stock dividend, rights offering, combination of shares, merger, consolidation, spin-off, partial liquidation, or other similar transaction affecting the Company's capitalization or corporate structure, including without limitation any "corporate transaction" as that term is used in
Section 424(a) of the Code which provides for the substitution or assumption of such options.

                               XIV
   AMENDMENT OR DISCONTINUANCE OF THE PLAN OR OUTSTANDING OPTIONS

This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, to the extent required in accordance with Section 422 of the Code, no such amendment shall be made absent approval of the shareholders of the Company (a) to increase the number of shares of stock reserved under the Plan, or (b) to change the class of employees eligible under the Plan; and, provided, further, that, to the extent required in accordance with Rule 16b-3 under the Exchange Act, the Committee shall not amend this Plan absent the approval of the shareholders of the Company (a) to increase materially (within the meaning of Rule 16b-3) the benefits accruing to persons subject to Section 16 of the Exchange Act under the Plan, (b) to increase materially (within the meaning of Rule 16b-3) the number of securities which may be issued under the Plan, or (c) otherwise modify materially (within the meaning of Rule 16b-3) the requirements as to eligibility for participation in the Plan. Any amendment which specifically applies to non-Incentive Stock Options shall not require shareholder approval unless such approval is necessary under the provisions of Rule 16b-3 under the Exchange Act. The Committee also may suspend the granting of options under this Plan at any time and may terminate this Plan at any time; provided, however, the Committee shall not have the right unilaterally to modify, amend or cancel any option granted before such suspension or termination unless (1) the holder of such option consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section XIII or XVI of this Plan.

                                 XV.
                     NO EMPLOYMENT RIGHTS CONFERRED

Nothing in this Plan or in any option granted hereunder shall confer upon any person any right of employment or continued employment by the Company or its Subsidiary Corporations or impair the Company's and its Subsidiary Corporations rights to terminate any person's employment.

                                 XVI.
                    SALE OR MERGER OR CHANGE IN CONTROL

If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, share exchange, division or other corporate transaction in which stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the options granted under this Plan, each option at the direction and discretion of the Committee shall (effective as of a date selected by the Committee) be (a) cancelled unilaterally by the Company (subject to such conditions, if any, as the Committee deems appropriate under the circumstances) in exchange for whole shares of stock (and cash in lieu of a fractional share) the number of which, if any, shall be determined by the Committee by dividing (1) the excess of the then fair market value of the stock then subject to exercise (as determined without regard to any vesting schedule for such option) under such option over the option price of such stock by (2) the then fair market value of a share of stock, or
(b) cancelled unilaterally by the Company if the option price equals or exceeds the fair market value of a share of stock on such date.

If there is a change in control of the Company or a tender or exchange offer is made for stock other than by the Company, the Committee thereafter shall have the right to take such action with respect to any unexercised option, or all such options, as the Committee deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of such grants under this Plan, including following the procedures set forth in this section for a sale or merger of the Company. The Committee shall have the right to take different action under this Section XVI upon a change in control with respect to different employees or different groups of employees, as the Committee deems appropriate under the circumstances. For purposes of this Section XVI, a change in control shall mean the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of stock, by contract or otherwise. For purposes of this definition, (1) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government and (2) customary agreements with or between the under-writers and selling group members with respect to a bonafide public offering of stock shall be disregarded.


                                XVII.
                        NO SHAREHOLDER RIGHTS

No-eligible employee shall have any right as a shareholder of the Company as a result of the grant of an option to him under this Plan or his exercise of such option pending the actual delivery of stock subject to such option to such eligible employee.

                                XVIII.
                         OTHER CONDITIONS

Each option agreement may require that an eligible employee (as a condition to the exercise of an option) enter into any agreement or make such representations prepared by the Company, including any agreement which restricts the transfer of stock acquired pursuant to the exercise of such option or provides for the repurchase of such stock by the Company under certain circumstances. Certificates representing shares of stock transferred upon the exercise of an option granted under this Plan may, at the discretion of the Company, bear a legend to the effect that such stock has not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and that such stock may not be sold or offered for sale in the absence of an effective registration statement as to such stock under the Securities Act of 1933, as amended, and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                XIX.
                             WITHHOLDING

The exercise of any option granted under this Plan shall constitute an employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise. The Committee also shall have the right to provide in an option agreement that an employee may elect to satisfy federal and state withholding requirements through a reduction in the number of shares of stock actually transferred to him under this Plan, and if the employee is subject to the reporting requirements under Section 16 of the Exchange Act, any such election and any such reduction shall be effected so as to satisfy the conditions to the exemption under Rule 16b-3 under the Exchange Act.

                                  XX.
                             CONSTRUCTION

This Plan shall be construed under the laws of the State of Georgia.